[LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]

                                                                     EXHIBIT 5.1

Writer's Direct Dial:  (212) 225-2420


                                           November 9, 1999


Young & Rubicam Inc.
285 Madison Avenue
New York, New York 10017-6486

                     Re:    Young & Rubicam Inc.
                            Registration Statement on Form S-3 (No. 333-90271)

Ladies and Gentlemen:

                  We have acted as special counsel to Young & Rubicam Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (No. 333-90271) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of outstanding shares (the "Issued Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company and shares (the "Option Shares") of Common Stock issuable upon the exercise of options granted pursuant to option agreements (the "Option Agreements"), and the related preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of May 1, 1998 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

                  We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents


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Young & Rubicam Inc., p. 2

submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

                  Based  on  the   foregoing,   and   subject  to  the   further
qualification set forth below, it is our opinion that:

                  1. The Issued Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable.

                  2. The Option Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Option Agreements, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

                  3. Assuming the due authorization, execution and delivery of the Rights Agreement by the Rights Agent, the Rights associated with the Issued Shares have been validly issued and, upon issuance of the Option Shares in accordance with the terms of the Option Agreements, at prices in excess of the par value thereof, the Rights associated with the Option Shares will be validly issued.

                  The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           CLEARY, GOTTLIEB, STEEN & HAMILTON


                                           By  /s/: Stephen H. Shalen
                                               _________________________________

                                                    Stephen H. Shalen, a partner